UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 12, 2025

Date of Report (Date of earliest event reported)

Rising Dragon Acquisition Corp.

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-42368	n/a
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

No. 604, Yixing Road, Wanbolin District, Taiyuan City, Shanxi Province, People’s Republic of China	030024
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +86 18817777987

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Ordinary Share, par value $0.0001 per share, and one Right entitling the holder to receive one-tenth of an Ordinary Share	RDACU	The Nasdaq Stock Market LLC
Ordinary Shares	RDAC	The Nasdaq Stock Market LLC
Rights	RDACR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement

Amendment to the Investment Management Trust Agreement

As approved by the shareholders of Rising Dragon Acquisition Corp. (the “Company” or “Rising Dragon”) at the extraordinary general meeting held on December 12, 2025 (the “Extension Meeting”), the Company entered into an amendment dated as of December 12, 2025 (the “Trust Agreement Amendment”) to the Investment Management Trust Agreement, dated as of October 10, 2024 (the “Trust Agreement”), by and between the Company and Continental Stock Transfer & Trust Company, to amend the monthly extension fee (the “Extension Payment”) payable by the Company’s sponsor (the “Sponsor”) or its affiliates or designees into the trust account (the “Trust Account”) to extend the date by which the Company must consummate its initial business combination (the “Combination Period”) up to six times, each by an additional one month (for a total of up to 21 months to complete a business combination), from an amount equal to $189,750 ($0.033 per share) to an amount equal to the lesser of (i) $100,000 per month for all remaining public shares or (ii) $0.033 for each remaining public share after giving effect to the shares that are redeemed in connection with the Business Combination EGM and the vote on the Trust Agreement Amendment Proposal (the “Amended Monthly Extension Fee”).

The foregoing description of the Trust Agreement Amendment is qualified in its entirety by reference to the full text of the Trust Agreement Amendment, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1, and is incorporated herein by reference.

Item 5.07. Submissions of Matters to a Vote of Security Holders.

Rising Dragon held its Extension Meeting on December 12, 2025 at 10:00 a.m. Eastern Time. As of September 11, 2025, the record date for the Extension Meeting, there were 7,499,375 ordinary shares of Rising Dragon entitled to vote at the Extension Meeting. At the Extension Meeting, there were 5,165,854 ordinary shares voted by proxy or in person, representing 68.88% of the Company’s ordinary shares issued and outstanding and entitled to vote at the Extension Meeting as of the record date and constituting a quorum for the transaction of business.

Summarized below are the results of the matters submitted to a vote at the Extension Meeting.

Proposal No. 1. The Trust Agreement Amendment Proposal - To approve, as an ordinary resolution, the Trust Agreement Amendment, to amend the monthly Extension Payment payable by the Sponsor or its affiliates or designees into the Trust Account to extend the Combination Period up to six times, each by an additional one month (for a total of up to 21 months to complete a business combination), from an amount equal to $189,750 ($0.033 per share) to an amount equal to the lesser of (i) $100,000 per month for all remaining public shares or (ii) $0.033 for each remaining public share after giving effect to the shares that are redeemed in connection with the Business Combination EGM and the vote on the Trust Agreement Amendment Proposal.

This proposal was passed with voting results as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
3,812,240	1,353,614	0	0

Proposals No. 2 - The Adjournment Proposal - To authorize, as an ordinary resolution, the chairman of the Extension Meeting to adjourn the Extension Meeting to a later date or dates, from time to time, as the chairman of the Extension Meeting may deem necessary or appropriate.

This proposal was passed with voting results as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
3,812,240	1,353,614	0	0

Item 8.01. Other Events.

In connection with the shareholders’ vote at the Extension Meeting, 1,548,345 ordinary shares were tendered for redemption. An aggregate of 5,668,070 ordinary shares were tendered for redemption in connection with the extraordinary general meeting held on November 20, 2025 to approve the business combination and the Extension Meeting. The Amended Monthly Extension Fee will be $2,703.69 for each one-month extension.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Amendment to the Investment Management Trust Agreement between the Company and Continental Stock Transfer & Trust Company dated October 10, 2024

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 18, 2025

RISING DRAGON ACQUISITION CORP.

By:	/s/ Lulu Xing
Name:	Lulu Xing
Title:	Chief Executive Officer

3